May 19, 1999



  Congress Financial Corporation (Southwest)
  1201 Main Street, Suite 1625
  Dallas, Texas 75250

  Ladies and Gentlemen:

       Reference is made to the financing agreements (the "Financing Documents") between L&S Bearing Co., LSB Extrusion Co., Tribonetics Corporation, Rotex Corporation, L&S Automotive Products Co., and International Bearings, Inc. (collectively, "Borrower") and Bank of American National Trust and Savings Association, successor-in-interest to BankAmerica Business Credit, Inc. ("Lender"). We understand that, on the Payoff Date (as hereinafter defined), Borrower expects to obtain financing (the "Financing") from Congress Financial Corporation (Southwest) ("Congress") for the purpose of repaying in full all of the obligations and liabilities of Borrower to Lender under or in respect of the Financing Documents (the "Lender Obligations").

       1. This letter will confirm that, upon receipt by Lender of:

            (a) no later than 12:00 p.m., Pacific time on May 10, 1999, a wire transfer of immediately available funds to Lender in the aggregate amount of $11,834,739.33, subject to adjustment as set forth in this paragraph 1 (as so adjusted the "Payout Amount"), consisting of:

                 (i)  $11,723,071.78 in respect of unpaid
  principal outstanding under the Financing Documents (assuming no further loans or repayments are made); and

                 (ii) $109,136.29 in respect of accrued and unpaid interest on such unpaid principal amount, assuming no changes in applicable interest rates and no changes in the outstanding principal amount (the per diem accrual of such interest being $2,464.42 per day);

                 (iii)     $2,531.26 representing expenses of
  Lender payable by Borrower pursuant to the Financing Documents consisting of (A) $0 in respect of letter of credit obligations outstanding, (B) $63.39 in respect of letter credit fees and expenses, and (C) $2,467.87 in respect of unused line fees.

            (b) a fully executed counterpart of this letter agreement signed by Borrower.

  (the date on which all of the foregoing conditions shall first be satisfied herein called the "Payoff Date"), all of the Lender Obligations shall be terminated and satisfied in full. If the assumptions set forth above with respect to the calculation of the principal and interest components of the Payout Amount are not correct, we will so advise Borrower and Congress and notify each of them writing on or before the Payoff Date of the adjusted figure for the Payout Amount, reflecting the appropriate changes in the amounts of principal and interest. Upon receipt of the Payout Amount in accordance with the foregoing and satisfaction of the other conditions referred to above, Lender agrees to release, on and with effect from the Payoff Date, all of its security interests, liens and other documents created as security for the Lender Obligations.

       2.   Please transfer the Payout Amount to Bank of
  America, San Francisco, California, ABA No. 121000358, Account
  No. 12575-03561 (reference LSB Industries), by wire transfer of immediately available funds, for receipt no later than 12:00 p.m., Pacific time, on the Payoff Date.

       3. Borrower hereby confirms that the commitments of Lender to make loans to Borrower under the Financing Documents are terminated as of the Payoff Date.

       4. Lender will, concurrently with the satisfaction of the conditions referred to in Paragraph 1 above, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Lender with respect to the Lender Obligations.

  5. Lender will, as promptly as practicable upon the satisfaction of the conditions referred to in Paragraph 1 above, return to Borrower the originals of any and all promissory notes and other documents evidencing or securing Borrowers' obligations to Lender previously delivered to Lender in connection with the Financing Documents, duly marked "paid in full" or "cancelled" (or with written authorizations to so mark such documents after the Payoff Date actually occurs) as may be appropriate.

       6. Lender shall execute and deliver to or for Borrower or Congress such additional documents and shall provide additional information as Borrower or Congress may reasonably require to carry out the terms of this letter agreement.

       7. Borrower acknowledges that the amounts referred to in Paragraph 1 above are enforceable obligations of it owed to Lender pursuant to the provisions of the Financing Documents and confirms its agreement to the terms and provisions of this letter by returning to Lender a signed counterpart of this letter. This letter may be executed by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.

  Very truly yours,

  BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, successor-in-trust to
  BankAmerica Business Credit, Inc.



  By:   __________________________________

  Title: _________________________________


  Agreed to by the undersigned:

  L&S BEARING CO.



  By:   __________________________________

  Title: _________________________________


  LSB EXTRUSION CO.



  By:   __________________________________

  Title: _________________________________


  TRIBONETICS CORPORATION



  By:   __________________________________

  Title: _________________________________

  ROTEX CORPORATION



  By:   __________________________________

  Title: _________________________________


  L&S AUTOMOTIVE PRODUCTS CO.



  By:   __________________________________

  Title: _________________________________


  INTERNATIONAL BEARINGS, INC.



  By:   __________________________________

  Title: _________________________________